Exhibit 5.1
December 29, 2023 Holley Inc. 1801 Russellville Road Bowling Green, Kentucky 42101 Re: Registration Statement on Form S-3	Mayer Brown LLP 201 S. Main Street, Suite 1100 Salt Lake City, Utah 84111 United States of America T: +1 801 907 2700 mayerbrown.com

Ladies and Gentlemen:

We have represented Holley Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the offering and sale from time to time pursuant to Rule 415 of the general rules and regulations promulgated under the Act of the following securities:

(i)          shares of shares of common stock, par value $0.0001 per share, of the Company, including shares of common stock issuable upon exercise, conversion or settlement of other securities described herein (the “Common Stock”);

(ii)         shares of preferred stock, par value $0.0001 per share, of the Company to be issued in one or more series, including shares of preferred stock issuable upon exercise, conversion or settlement of other securities described herein (the “Preferred Stock”);

(iii)         debt securities of the Company (the “Debt Securities”);

(iv)          depositary shares representing shares of Preferred Stock of a specified series (the “Depositary Shares”);

(v)          warrants to purchase Debt Securities, shares of Common Stock or shares of Preferred Stock (the “Warrants”);

(vi)          purchase contracts to purchase Debt Securities, shares of Common Stock or shares of Preferred Stock (the “Purchase Contracts”);

(vii)          subscription rights to purchase Debt Securities, shares of Common Stock or shares of Preferred Stock (the “Subscription Rights”); and

(viii)         units, representing two or more of any of the Offered Securities (as defined below) listed in paragraphs (i) through (vii) above in any combination, which may or may not be separable from one another (the “Units”).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

December 29, 2023

The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Purchase Contracts, the Subscription Rights and the Units are referred to herein collectively as the “Offered Securities.”

Unless otherwise provided in any prospectus supplement with respect to the Debt Securities, the Depositary Shares, the Warrants, the Purchase Contracts, the Subscription Rights or the Units, as the case may be:

(i)          the Debt Securities will be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into between the Company and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement;

(ii)         the Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary to be named therein (the “Depositary”);

(iii)          the Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”);

(iv)         the Purchase Contracts will be issued under one or more purchase agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and certain third parties to be named therein;

(v)         the Subscription Rights will be issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”) to be entered into between the Company and the subscription agent to be named therein; and

(vi)         the Units will be issued under one or more unit agreements (each, a “Unit Agreement”), to be entered into between the Company and the unit agent to be named therein (the “Unit Agent”).

The Company’s board of directors has taken and will take from time to time corporate action relating to the issuance of the Offered Securities (the “Corporate Proceedings”). Certain terms of the Offered Securities may be established by certain officers of the Company who will be authorized by the Corporate Proceedings.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions expressed herein, we have examined (i) the Registration Statement; (ii) the Certificate of Incorporation of the Company; (iii) the Amended and Restated By-Laws of the Company; and (iv) resolutions of the Company’s board of directors relating to the registration and offering of the Offered Securities.

Mayer Brown LLP\

December 29, 2023

In addition, we have examined such other documents, certificates and opinions and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents, and we have assumed the validity and enforceability of all documents against all parties thereto, other than the Company, in accordance with their respective terms. We have also assumed that (i) the Registration Statement will become, and remain, effective under the Act; (ii) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered and sold will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (vi) the issue price for any shares of Common Stock or Preferred Stock, including upon any exercise of Warrants, upon conversion of any Debt Securities or Preferred Stock (with respect to the Common Stock) or upon execution of a Subscription Rights Agreement or upon settlement of Purchase Contracts or Units, will be at a price not less than the par value of such shares of Common Stock or Preferred Stock, as the case may be; (vii) the certificates evidencing any shares of Common Stock or Preferred Stock have been duly executed and delivered; (viii) the Corporate Proceedings with respect to the Offered Securities and their offering and issuance will have been completed; (ix) the terms of the Offered Securities will be consistent with the description thereof contained in the Registration Statement and any applicable prospectus supplement, pricing supplement and/or term sheet; and (x) the terms of the Offered Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and such terms will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

As to matters of fact material to our opinions, we have, to the extent we deemed such reliance appropriate, relied upon certificates of officers of the Company and of public officials with respect to the Company.

Based upon and subject to the foregoing, and having regard for legal considerations that we deem relevant, we are of the opinion that:

(i)         the Company is validly existing as a corporation under the laws of the State of Delaware;

Mayer Brown LLP

December 29, 2023

(ii)          except with respect to Common Stock issuable upon (1) the exercise of Warrants or Subscription Rights, (2) the conversion of Debt Securities or Preferred Stock or (3) the settlement of Purchase Contracts or Units, when the Common Stock has been issued and sold in the manner contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable;

(iii)          with respect to Common Stock issuable upon the exercise of Warrants or Subscription Rights, when such Common Stock has been issued upon exercise of such Warrants or Subscription Rights and the exercise price therefore has been paid, such Common Stock will be validly issued, fully paid and nonassessable;

(iv)         with respect to Common Stock issuable upon the conversion of Debt Securities or Preferred Stock that are by their terms convertible, when such Common Stock has been issued upon conversion of such Debt Securities or Preferred Stock, such Common Stock will be validly issued, fully paid and nonassessable;

(v)         with respect to Common Stock issuable upon the settlement of Purchase Contracts or Units, when such Common Stock has been issued upon settlement of such Purchase Contracts or Units and the purchase price therefore has been paid, such Common Stock will be validly issued, fully paid and nonassessable;

(vi)          except with respect to Preferred Stock issuable upon (1) the exercise of Warrants or Subscription Rights, (2) the conversion of Debt Securities or (3) the settlement of Purchase Contracts or Units, when the Preferred Stock has been issued and sold in the manner contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable;

(vii)          with respect to Preferred Stock issuable upon the exercise of Warrants or Subscription Rights, when such Preferred Stock has been issued upon exercise of such Warrants or Subscription Rights and the exercise price therefore has been paid, such Preferred Stock will be validly issued, fully paid and nonassessable;

(viii)          with respect to Preferred Stock issuable upon the conversion of Debt Securities that are by their terms convertible, when such Preferred Stock has been issued upon conversion of such Debt Securities, such Preferred Stock will be validly issued, fully paid and nonassessable;

(ix)         with respect to Preferred Stock issuable upon the settlement of Purchase Contracts or Units, when such Preferred Stock has been issued upon settlement of such Purchase Contracts or Units and the purchase price therefore has been paid, such Preferred Stock will be validly issued, fully paid and nonassessable;

Mayer Brown LLP

December 29, 2023

(x)         with respect to any Depositary Shares, when the Deposit Agreement relating thereto has been duly executed and delivered by the Company, when the receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly executed and delivered by the Company, countersigned by the Depositary and issued against the deposit of the underlying shares of Preferred Stock in accordance with the Deposit Agreement and when payment therefor is received, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in such Depositary Receipts and in the Deposit Agreement;

(xi)         with respect to any Debt Securities, when such Debt Securities have been executed and delivered by the Company and authenticated by the trustee in accordance with the Indenture and when payment therefor is received by the Company, such Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, except that (1) the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (b) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (2) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances;

(xii)          with respect to any Warrants, when the Warrant Agreement relating thereto has been duly executed and delivered by the Company, when the Warrants have been duly executed and delivered by the Company and countersigned by the Warrant Agent in accordance with the Warrant Agreement and when payment therefor is received by the Company, such Warrants will constitute valid and legally binding obligations of the Company, except that (1) the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (b) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (2) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances;

(xiii)         with respect to any Subscription Rights, when the Subscription Rights Agreement relating thereto has been duly executed and delivered by the Company, when the Subscription Rights have been duly executed and delivered by the Company and countersigned by the subscription agent in accordance with the Subscription Rights Agreement and when payment therefor is received by the Company, such Subscription Rights will constitute valid and legally binding obligations of the Company, except that (1) the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (b) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (2) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances;

Mayer Brown LLP

December 29, 2023

(xiv)         with respect to any Purchase Contracts, when the Purchase Contract Agreement relating thereto has been duly executed and delivered by the Company and countersigned in accordance with the Purchase Contract Agreement and when payment therefor is received by the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company, except that (1) the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (b) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (2) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances; and

(xv)         with respect to any Units, when the Unit Agreement has been duly executed and delivered by the Company and countersigned by the Unit Agent in accordance with the Unit Agreement and when payment therefor is received by the Company, such Units will constitute valid and legally binding obligations of the Company, except that (1) the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (b) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (2) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances.

We are admitted to practice law in New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus supplement, pricing supplement, term sheet or other offering material regarding the Company or the Offered Securities or their offering and sale.

This opinion speaks as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

Mayer Brown LLP

December 29, 2023

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP